Exhibit 99.2

Investor Update	Issue Date: Jan. 24, 2013

This investor update provides forward-looking information about United Continental Holdings, Inc. (the “Company” or “UAL”) for first quarter and full year 2013.

Capacity

The Company estimates its 2013 consolidated system available seat miles (ASMs) to be between flat and down 1% year-over-year. For the first quarter 2013, the Company estimates its consolidated ASMs to decrease between 4.1% and 5.1% as compared to the same period in the prior year. The Company estimates its first quarter 2013 consolidated domestic ASMs to decrease between 3.5% and 4.5% and consolidated international ASMs to decrease between 4.9% and 5.9% year-over-year.

Non-Fuel Expense Guidance

The Company expects 2013 consolidated cost per ASM (CASM), excluding profit sharing, third-party business expenses, fuel and special charges, to increase 4.5% to 5.5% year-over-year. For the first quarter 2013, the Company expects CASM, excluding profit sharing, third-party business expenses, fuel and special charges, to increase 8.0% to 9.0% year-over-year.

The Company expects to record approximately $120 million of third-party business expenses in the first quarter and $360 million for the full year. Corresponding third-party business revenue associated with these activities is recorded in other revenue.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of cash-settled hedges, to be $3.27 per gallon for the first quarter and $3.23 for the full year based on the forward curve as of Jan. 18, 2013.

Non-Operating Expense

The Company estimates first quarter non-operating expense to be between $160 million and $190 million. For the full year, the Company estimates non-operating expense to be between $690 million and $740 million. Non-operating expense includes interest expense, capitalized interest, interest income, mark-to-market impact of derivatives not designated for hedge accounting and other non-operating income/expense.

Profit Sharing and Stock-Based Compensation

The Company pays 15% of total GAAP pre-tax profits, excluding special items and stock compensation program expense, as profit sharing to employees when pre-tax profit, excluding special items, profit sharing expense and stock compensation program expense, exceeds $10 million. Stock compensation expense for the purposes of the profit sharing calculation is estimated to be $9 million in the first quarter and $51 million for full year 2013.

Capital Expenditures and Debt and Capital Lease Payments

In the first quarter, the Company expects approximately $580 million of gross capital expenditures and $350 million of net capital expenditures, including net purchase deposits. For the full year, the Company expects approximately $2.5 billion of gross capital expenditures and $1.4 billion net capital expenditures, including net purchase deposits.

The Company expects scheduled debt and capital lease payments and pre-payments to amount to $1.0 billion for the first quarter. This includes $400 million of 9.875% Senior Secured Notes due in 2013 and $200 million of 12.000% Senior Second Lien Notes due in 2013, which will be redeemed on February 1, 2013 at a price equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest. For the full year, the Company expects scheduled debt and capital lease payments and pre-payments to amount to $1.9 billion.

Pension Expense and Contributions

The Company estimates that its pension expense will be approximately $240 million for 2013. This amount excludes non-cash settlement charges related to lump-sum distributions. The Company made $41 million of cash contributions to its tax-qualified defined benefit pension plans in January 2013. The Company’s remaining minimum funding requirement is approximately $155 million for 2013.

Taxes

The Company currently expects to record minimal cash income taxes in 2013.

Single Legal Entity

The Company continues to progress with the integration of its United and Continental subsidiaries. As part of the integration, the Company plans to merge its United and Continental subsidiaries into one legal entity in 2013.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 4.6 points, mainline international advance booked seat factor is up 3.5 points, mainline Atlantic advance booked seat factor is down 0.6 points, mainline Pacific advance booked seat factor is up 9.8 points and mainline Latin America advance booked seat factor is up 2.4 points. Regional advance booked seat factor is up 4.2 points.

Company Outlook

First Quarter and Full Year 2013 Operational Outlook

	Estimated 1Q 2013	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2013	Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	24,475 - 24,733	(5.1%) - (4.1%)
Atlantic	10,303 - 10,417	(9.6%) - (8.6%)
Pacific	9,226 - 9,322	(3.6%) - (2.6%)
Latin America	5,686 - 5,743	(0.6%) - 0.4%
Total Mainline Capacity	49,690 - 50,215	(5.3%) - (4.3%)
Regional[1]	7,589 - 7,668	(3.6%) - (2.6%)
Consolidated Capacity
Domestic	31,797 - 32,130	(4.5%) - (3.5%)	137,358 - 138,759	(1.9%) - (0.9%)
International	25,482 - 25,753	(5.9%) - (4.9%)	108,905 - 109,993	0.1% - 1.1%
Total Consolidated Capacity	57,279 - 57,883	(5.1%) - (4.1%)	246,263 - 248,752	(1.0%) - 0.0%

Traffic (Million RPMs)
Mainline Traffic
Domestic
Atlantic
Pacific
Latin America	Traffic guidance to be provided at a future date
Total Mainline System Traffic
Regional System Traffic[1]
Consolidated System Traffic
Domestic System
International System
Total Consolidated System Traffic

Load Factor
Mainline Load Factor
Domestic
Atlantic
Pacific
Latin America
Total Mainline Load Factor	Load factor guidance to be provided at a future date
Regional Load Factor[1]
Consolidated Load Factor
Domestic
International
Total Consolidated Load Factor

1.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus in 2012.

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Company Outlook

First Quarter and Full Year 2013 Financial Outlook

	Estimated 1Q 2013	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2013	Year-Over-Year % Change Higher/(Lower)
Revenue (¢/ASM, except Cargo and Other Revenue)
Mainline Passenger Unit Revenue Regional Passenger Unit Revenue Consolidated Passenger Unit Revenue Cargo and Other Revenue ($B)	Revenue guidance to be provided at a future date
Operating Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	14.07 - 14.15	5.2% - 5.8%	13.62 - 13.71	2.3% - 3.0%
Consolidated Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	14.98 - 15.07	4.6% - 5.2%	14.47 - 14.56	1.8% - 2.5%
Non-Fuel Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.13 - 9.21	9.2% - 10.2%	8.80 - 8.89	5.3% - 6.3%
Consolidated Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.69 - 9.78	8.0% - 9.0%	9.33 - 9.42	4.5% - 5.5%
Third-Party Business Expense ($M)	$120		$360
Select Expense Measures ($M)
Aircraft Rent	$240		$960
Depreciation and Amortization	$400		$1,630
Fuel Expense
Mainline Fuel Consumption (Million Gallons)	755		3,210
Consolidated Fuel Consumption (Million Gallons)	930		3,940
Consolidated Fuel Price Excluding Hedges	$3.26 / Gallon		$3.21 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$3.27 / Gallon		$3.23 / Gallon
Non-Operating Expense ($M)	$160 - $190		$690 - $740
Income Taxes
Income Tax Rate	0%		0%
Capital Expenditures ($M)
Gross Capital Expenditures incl. Net Purchase Deposits	$580		$2,500
Net Capital Expenditures incl. Net Purchase Deposits	$350		$1,400
Debt and Capital Lease Payments ($B)	$1.0		$1.9

1.	Excludes special charges.

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Company Outlook

Fuel Hedges

As of Jan. 18, 2013, the Company had hedged 43% of its projected fuel requirements for 1Q 2013, 34% for 2Q 2013 and 31% for FY 2013 using three-ways and collars on heating oil, Brent crude oil, aircraft fuel and diesel fuel.

The table below provides a view of the economic impact of the hedge portfolio on the Company’s full year 2013 fuel costs given significant moves (up to +/- 20%) in market prices from Jan. 18, 2013 levels (Brent crude spot price of $111.89 per barrel).

	FY 2013 (in $ per gallon)
Change in Market Fuel Prices (1)	Decrease / (Increase) to Unhedged Fuel Cost (2)	Hedge Gain / (Loss) (3)	Net Decrease / (Increase) to Fuel Cost
20%	(0.60)	0.08	(0.52)
10%	(0.30)	0.06	(0.24)
(10%)	0.30	(0.00)	0.30
(20%)	0.60	(0.05)	0.56

(1)	Projected using hypothetical fuel curves parallel to the baseline Jan. 18, 2013 curve.
(2)	Based on estimated FY 2013 consumption of 3.9 billion gallons excluding taxes and transportation.
(3)	Cash gain or loss including premiums on existing hedges as of Jan. 18, 2013.

Fuel Price Sensitivity

The table below outlines the Company’s estimated cash hedge impacts at various price points based on the Jan. 18, 2013 fuel forecast, where the Brent crude spot price was $111.89 per barrel. With the current portfolio, hedge gains/losses are recognized in both Fuel Expense and Non-Operating Expense.

Brent Fuel Scenarios*	Cash Hedge Impact	1Q13	2Q13	3Q13	4Q13
		forecast	forecast	forecast	forecast
+$40 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$4.21	$4.18	$4.16	$4.11
	Hedge Gain/(Loss) ($/gal)	$0.13	$0.10	$0.07	$0.04

+$30 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.98	$3.94	$3.92	$3.87
	Hedge Gain/(Loss) ($/gal)	$0.09	$0.08	$0.07	$0.04

+$20 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.74	$3.70	$3.68	$3.63
	Hedge Gain/(Loss) ($/gal)	$0.06	$0.07	$0.07	$0.04

+$10 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.50	$3.46	$3.44	$3.39
	Hedge Gain/(Loss) ($/gal)	$0.04	$0.06	$0.04	$0.01

Current Price ($111.89/bbl)	Fuel Price Excluding Hedge** ($/gal)	$3.26	$3.22	$3.20	$3.16
	Hedge Gain/(Loss) ($/gal)	$0.01	($0.01)	($0.02)	($0.03)

($10) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.02	$2.99	$2.97	$2.92
	Hedge Gain/(Loss) ($/gal)	($0.01)	($0.02)	($0.02)	($0.03)

($20) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.79	$2.75	$2.73	$2.68
	Hedge Gain/(Loss) ($/gal)	($0.03)	($0.04)	($0.03)	($0.05)

($30) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.55	$2.51	$2.49	$2.44
	Hedge Gain/(Loss) ($/gal)	($0.09)	($0.12)	($0.10)	($0.10)

($40) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.31	$2.27	$2.25	$2.20
	Hedge Gain/(Loss) ($/gal)	($0.16)	($0.20)	($0.16)	($0.15)

*	Projected fuel scenarios represent hypothetical fuel curves parallel to the baseline Jan. 18, 2013 curve and are meant to illustrate the behavior of our fuel hedge portfolio at different commodity price points
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs

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Company Outlook

Fleet Plan

As of Jan. 24, 2013, the Company’s mainline fleet plan was as follows:

	Mainline Aircraft in Scheduled Service
	YE 2012	1QΔ	2Q Δ	3Q Δ	4Q Δ	YE2013	FY Δ
B747-400	23	—	—	—	—	23	—
B777-200	74	—	—	—	—	74	—
B787-8	5	1	—	1	1	8	3
B767-200/300/400	56	(5)	—	—	—	51	(5)
B757-200/300	154	(3)	(1)	(8)	(10)	132	(22)
B737-500/700/800/900	238	4	(2)	6	6	252	14
A319/A320	152	—	—	—	—	152	—

Total Mainline Aircraft	702	(3)	(3)	(1)	(3)	692	(10)

As of Dec. 31, 2012, the Company’s regional fleet plan was as follows:

	Regional Aircraft in Scheduled Service
	YE 2012	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2013	FY Δ
< 50-seat Aircraft	32	—	—	—	—	32	—
50-seat Aircraft	350	—	—	—	(1)	349	(1)
> 50-seat Aircraft	169	3	13	—	—	185	16

Total Regional Aircraft	551	3	13	—	(1)	566	15

Note:

< 50-seat aircraft includes Q200, EMB 120, ERJ-135

50-seat aircraft includes Q300, CRJ 200, ERJ-145

> 50-seat aircraft includes Q400, CRJ 700, EMB 170

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	1Q 2013 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in $ millions)
Less than or equal to $0	332	332	$—
$1 million—$36 million	332	333	—
$37 million—$62 million	332	373	4
$63 million—$112 million	332	385	7
$113 million—$300 million	332	390	8
$301 million or greater	332	394	11

	1Q 2013 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in $ millions)
Less than or equal to $0	332	332	$—
$1 million—$145 million	332	333	—
$146 million—$249 million	332	373	17
$250 million—$449 million	332	385	26
$450 million—$1.209 billion	332	390	32
$1.210 billion or greater	332	394	46

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Non-GAAP to GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs and certain other charges from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other charges that would otherwise make analysis of the Company’s operating performance more difficult.

	Estimated 1Q 2013		Estimated FY 2013
	Low	High	Low	High
Mainline Unit Cost (¢/ASM)
Mainline CASM Excluding Profit Sharing	14.31	14.39	13.79	13.88
Special Charges (a)	—	—	—	—

Mainline CASM Excluding Profit Sharing & Special Charges (b)	14.31	14.39	13.79	13.88
Less: Third-Party Business Expenses	0.24	0.24	0.17	0.17

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	14.07	14.15	13.62	13.71
Less: Fuel Expense (c)	4.94	4.94	4.82	4.82

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.13	9.21	8.80	8.89

	Low	High	Low	High
Consolidated Unit Cost (¢/ASM)
Consolidated CASM Excluding Profit Sharing	15.19	15.28	14.62	14.71
Special Charges (a)	—	—	—	—

Consolidated CASM Excluding Profit Sharing & Special Charges (b)	15.19	15.28	14.62	14.71
Less: Third-Party Business Expenses	0.21	0.21	0.15	0.15

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	14.98	15.07	14.47	14.56
Less: Fuel Expense (c)	5.29	5.29	5.14	5.14

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.69	9.78	9.33	9.42

(a)	Operating expense per ASM – CASM excludes special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com